UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2010

CTM MEDIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53718	26-4831346
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Largo Drive South Stamford, CT	06907
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 323-5161

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 19, 2010, Elion Krok notified CTM Media Holdings, Inc. (“the Registrant) of his decision to resign from the Board of Directors, effective immediately.  Dr. Krok’s resignation was accepted by the Board of Directors on October 19, 2010.

(d) On October 19, 2010, the Board of Directors appointed Irwin Katsof to fill the vacancy resulting from Dr. Krok’s resignation.  There are no arrangements or understandings known to the Registrant between Mr. Katsof and any other person pursuant to which Mr. Katsof was appointed to the Board of Directors. Mr. Katsof has not entered into any transactions with the Registrant that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.  Mr. Katsof was also elected to the Audit, Compensation and Corporate Governance committees of the Board of Directors, and as Chairman of the Compensation Committee, as of October 19, 2010.

Item 8.01	Other Events.

On October 19, 2010, the Board of Directors, in light of the Registrant’s cash position, the positive impact of past declaration and payment of dividends, the expressed will of stockholders for dividends to continue and the lack of near-term needs or opportunities for deployment of the Registrant’s cash assets, determined to declare the payment of a cash dividend in the amount of $0.12 per share (approximately $1,000,000 in the aggregate) which, subject to confirmation by the Registrant’s management that there is sufficient surplus as of the proposed payment date, will be paid on or about November 9, 2010 to stockholders of record as of November  1, 2010 of the Registrant’s Class A common stock, Class B common stock and Class C common stock. Separately, the Board of Directors also approved the payment of regular quarterly dividends in the amount of approximately $0.06 per share, subject to confirmation by the Registrant’s management that there is sufficient surplus as of the proposed future payment dates and other circumstances existing at the relevant times.

Forward-Looking Statements
This Current Report on Form 8-K contains statements that constitute forward-looking statements. These forward-looking statements may use such forward-looking terminology as "expect," "look," "believe," "plan," "anticipate," "may," "will," “intend” or similar statements or variations of such terms or otherwise express views concerning trends and the future.  Such forward-looking statements involve certain risks and uncertainties, including risks cited in reports filed by CTM Media Holdings, Inc. with the Securities and Exchange Commission.  Actual results may differ materially from such forward-looking statements. CTM Media Holdings, Inc. assumes no obligation for updating any such forward-looking statement at any time.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTM MEDIA HOLDINGS, INC.

By:	/s/ Marc E. Knoller
Name:	Marc E. Knoller
Title:	Chief Executive Officer

Dated: October 25, 2010

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